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                           PLEDGE AND ESCROW AGREEMENT

         THIS PLEDGE AND ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of March 17th, 2006 (the "Effective Date") by and among FOOTHILLS RESOURCES, INC., a corporation organized and existing under the laws of the State of Nevada (the "Pledgee"), BRASADA CALIFORNIA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), John L. Moran, Dennis B. Tower, MMP LLP, and W. Kirk Bosche (each a "Stockholder" and collectively, the "Stockholders") (each of the Borrower and the Stockholders are sometimes hereinafter referred to individually as a "Pledgor" and collectively as the "Pledgors"), and GOTTBETTER & PARTNERS, LLP, a New York limited liability partnership, as escrow agent (the "Escrow Agent").

                                    RECITALS:

         WHEREAS, in order to secure the Borrower's obligations under a certain Bridge Loan and Control Share Pledge and Security Agreement, together with the related Bridge Loan Promissory Note and Security Agreement, all of even date herewith (collectively referred to as the "Loan Documents") (capitalized terms not otherwise defined in this Escrow Agreement shall have the meanings ascribed to them in the other Loan Documents), each Stockholder has agreed to pledge to the Pledgee the number of shares of Brasada common stock owned by such Stockholder as set forth below such Stockholders name on the signature page hereto, which together with all of the Stockholders' shares pledged hereunder constitute the Borrower Control Shares and are sometimes hereinafter referred to collectively as the "Pledged Shares".

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                              TERMS AND CONDITIONS

1. Pledge and Transfer of Pledged Shares. The Pledgors hereby grant to the Pledgee a security interest in all Pledged Shares as security for the Borrower's obligations under the Loan Documents. Simultaneously with the execution of the Loan Documents, the Pledgors shall deliver to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Pledgors (the "Transfer Documents"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the full payment of all amounts due to the Pledgee under the Loan Documents and through repayment in accordance with the terms of the Loan Documents, or the termination or expiration of this Escrow Agreement.

2.       Rights Relating to Pledged Shares.
         ---------------------------------

2.1. The Pledgors shall have the right to vote the Pledged Shares at all meetings of the Borrower's stockholders to the same extent as if such Pledged Shares were held by Pledgors; provided that no Event of Default (as defined herein) has occurred and is continuing and that the Pledgors are not in default in the performance of any term of the Security Agreement.

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2.2.  Upon the  occurrence of an Event of Default and for so long as an Event of
Default is continuing, the Pledgee shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

3. Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Loan Documents by repayment in accordance with the terms of the Note, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the Pledgors the Transfer Documents and the certificates representing the Pledged Shares, (collectively the "Pledged Materials"), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Loan Documents, by repayment in accordance with the terms of the Note, this Escrow Agreement and Pledgee's security interest and rights in and to the Pledged Shares shall terminate.

4. Event of Default. An "Event of Default" shall be deemed to have occurred under this Escrow Agreement upon an Event of Default under the Transaction Documents.

5. Remedies. Upon the occurrence of an Event of Default, the Pledgee shall provide written notice of such Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgors. As soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to the Pledgee the Pledged Materials held by the Escrow Agent hereunder, whereupon the Pledgee may exercise all rights and remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New York.

6.       Concerning the Escrow Agent.

6.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

6.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

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6.3. The Pledgee and the Pledgors  hereby  agree,  to defend and  indemnify  the
Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Escrow Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Customary fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgors.

6.4. If any of the parties shall be in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court for the Southern District of New York, sitting in New York, New York, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgors and the Pledgee for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Escrow Agreement until a final decision or other settlement in the proceeding is received.

6.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgors and the Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

6.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Escrow Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

6.7 Conflict Waiver. The Pledgors hereby acknowledge that the Escrow Agent is counsel to the Pledgee in connection with the transactions contemplated and referred to herein. The Pledgors agree that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgors will not seek to disqualify such counsel and waives any objection the Pledgors might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Escrow Agreement.

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6.8        Notices.  Unless  otherwise  provided herein,  all demands,  notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Borrower or to the Stockholders:

         Brasada California, Inc.
         P.O. Box 2701
         Bakersfield, CA 93303
         Attn: Dennis B. Tower, Chief Executive Officer
         Facsimile: (541) 595-2484

with a copy to:

         McGuireWoods LLP
         1345 Avenue of the Americas
         New York, NY 10105
         Attn: Louis W. Zehil, Esq.
         Facsimile: (212) 548-2175

and with a copy to:

         W. Kirk Bosche
         14619 Carols Way Drive,
         Houston, Texas 77070
         Facsimile: (281) 376-9367

If to Pledgee:

         Foothills Resources, Inc.
         Candiana Lodge, Wellfield C1, Coads Green
         Launceston, Cornwall, England
         Attn: J. Earl Terris, President and Chief Executive Officer
         Facsimile: (011) 441566782214

with a copy to:

         Gottbetter & Partners, LLP
         488 Madison Avenue, 12th Floor
         New York, NY 10022
         Attn: Adam S. Gottbetter, Esq.
         Facsimile: (212) 400-6901

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If to the Escrow Agent:

         Gottbetter & Partners, LLP
         488 Madison Avenue, 12th Floor
         New York, NY 10022
         Attn: Adam S. Gottbetter, Esq.
         Facsimile: (212) 400-6901

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

7. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

8.       Governing   Law;   Venue;   Service  of  Process.   The  validity,
interpretation and performance of this Escrow Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Escrow Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Escrow Agreement, shall be brought in the state supreme courts located in New York County, New York or the United States District Court for the Southern District of New York located in New York, New York, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto. 9. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Escrow Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Escrow Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

10. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

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12.      No Penalties.  No provision of this Escrow Agreement is to be interpreted as a penalty upon any party to this Escrow Agreement.

13. JURY TRIAL. EACH OF THE PLEDGEE AND THE BORROWER AND THE STOCKHOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND THE PLEDGORS, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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         IN WITNESS  WHEREOF,  the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.


FOOTHILLS RESOURCES, INC.                      BRASADA CALIFORNIA, INC.


By:______________________                      By:______________________
Name:    J. Earl Terris                        Name:    Dennis B. Tower
Title:   Chief Executive Officer               Title:   Chief Executive Officer



DENNIS B. TOWER                                JOHN L. MORAN

-----------------------------                  ----------------------------
Number of Pledged Shares  14,344               Number of Pledged Shares  14,344



MMP LLP                                        W. KIRK BOSCHE

By:_________________________                   __________________________
Name:                                          Number of Pledged Shares  9,563
Title:   Managing Partner
Number of Pledged Shares  12,750



GOTTBETTER & PARTNERS, LLP
As Escrow Agent


By:______________________
Name:    Adam S. Gottbetter, Esq.



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